Exhibit 10.21
                                Credit Agreement
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CREDIT AGREEMENT, dated as of October 9, 1997, among CPI AEROSTRUCTURES, INC., a
New York corporation ("Holdings"), KOLAR, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and THE CHASE MANHATTAN BANK, as administrative agent.

            The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the ------------- respective meanings set forth in this Section 1.1.

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal --- to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Acquisition": as defined in Section 4(b)

            "Acquisition Agreement": the collective reference to the Asset Purchase Agreement, dated September 9, 1997, among Holdings, the Borrower, the Seller and Daniel Liguori, together with each agreement constituting an Exhibit thereto.

            "Adjustment Date": as defined in the Pricing Grid.

            "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternative Note": as defined in Section 10.6(f).

            "Alternative Noteholder": as defined in Section 10.6(f).

            "Applicable Margin": for each Tranche A Term Loan, 1.50%; provided, that on and after the first Adjustment Date occurring after the end of the Holdings' 1998 fiscal year, the Applicable Margin will be determined pursuant to the Pricing Grid.
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            "Asset Sale": any Disposition of Property by Holdings or any of its
Subsidiaries (excluding any such Disposition permitted by clause (a), (b) or (c) of Section 6.5).

            "Assignee": as defined in Section 10.6(c).

            "Assignor": as defined in Section 10.6(c).

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Business": as defined in Section 3.17.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements and fixed assets acquired under capital leases during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) Dollar-denominated certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $1,000,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(d) tax exempt securities maturing within one year from the date of acquisition and rated at least A by S&P or at least A2 by Moody's; and (e) money market funds that invest substantially exclusively in investments of the type described above and that have aggregate assets of at least $2,500,000,000.

            "Closing Date": the date on which the conditions precedent set forth in Section 4 shall have been satisfied, which date is October 9, 1997.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender.
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            "Commonly Controlled Entity": an entity, whether or not
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

            "Consolidated Accounts Payable": at any date, the aggregate amount at such date of accounts payable owed by Holdings or any of its Subsidiaries to any other Person.

            "Consolidated Accounts Receivable": at any date, the aggregate outstanding amount at such date of receivables generated in the ordinary course of business and owing to Holdings or any of its Subsidiaries by any other Person.

            "Consolidated Cash Dividends": for any period, the aggregate amount of Restricted Payments made by Holdings or any of its Subsidiaries during such period (excluding any such Restricted Payments permitted by clause (a) or (b) of Section 6.6).

            "Consolidated Cash Flow": for any period, Consolidated EBITDA for such period minus the sum for such period of (a) Consolidated Unfunded Capital Expenditures, (b) Consolidated Cash Dividends and (c) Consolidated Cash Tax Payments.

            "Consolidated Cash Tax Payments": for any period, cash income taxes paid by Holdings or any of its Subsidiaries on a consolidated basis in respect of such period.

            "Consolidated Current Portion of Long Term Debt": as of the last day of any period, the aggregate principal amount of all Funded Debt of Holdings or any of its Subsidiaries that is required to be repaid at any time during the period of four consecutive fiscal quarters commencing on the next succeeding day.

            "Consolidated Debt Service Ratio": for any period, the ratio of (a) Consolidated Cash Flow for such period to (b) Consolidated Interest Expense plus the Consolidated Current Portion of Long Term Debt determined in respect of such period.

            "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

            "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

            "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Holdings or any of its Subsidiaries for such period with respect to leases of real and personal property.
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            "Consolidated Leverage Ratio": at any date, the ratio of (a)
Consolidated Unsubordinated Liabilities at such date to (b) the sum of Consolidated Tangible Net Worth plus Consolidated Subordinated Debt at such date.

            "Consolidated Net Income": for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or Holdings is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Consolidated Net Working Assets": the excess of (a) the sum of Consolidated Accounts Receivable, inventory and prepaid and other current assets (excluding cash and Cash Equivalents) of Holdings and its Subsidiaries over (b) the sum of Consolidated Accounts Payable, accrued liabilities and accrued taxes and other current liabilities of Holdings and its Subsidiaries excluding the current portion of long term indebtedness.

            "Consolidated Net Worth": as of any date, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

            "Consolidated Senior Funded Debt": as to any Person, all Indebtedness (other than Indebtedness under the Seller Note) of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

            "Consolidated Subordinated Debt": at any date, the aggregate principal amount of all Indebtedness (other than Consolidated Unsubordinated Liabilities) of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Tangible Net Worth": as of any date, Consolidated Net Worth after deducting therefrom the following: (a) any surplus resulting from the write-up of assets subsequent to December 31, 1996; (b) goodwill, including, without limitation, any amounts (however designated on the balance sheet) representing the cost of acquisitions in excess of underlying tangible assets or capitalized transaction costs; (c) patents, trademarks, copyrights and other Intellectual Property; (d) leasehold improvements not recoverable at the expiration of a lease; and (e) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses).

            "Consolidated Unfunded Capital Expenditures": for any period, with respect to any Person, all Capital Expenditures made by such Person during such period except to the extent financed with Indebtedness.

            "Consolidated Unsubordinated Liabilities": at any date, the aggregate amount of all liabilities (including, without limitation, Indebtedness, trade payables and accrued expenses, but excluding Indebtedness under the Seller Note) of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

            "Continuing Directors": the directors of Holdings on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors.
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            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Employment Agreement": the Employment Agreement dated October 9, 1997 between the Borrower and Daniel Liguori.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any fiscal year of Holdings, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Net Working Assets for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iii) all optional prepayments of the Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Loans) of Holdings and its Subsidiaries made during such fiscal year, (v) increases in Consolidated Net Working Assets for such fiscal year, and (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

            "Excess Cash Flow Application Date": as defined in Section 2.6(c).

            "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility") and
(b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility").

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Holdings as of the date of determination, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 3.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) under any take-or-pay contract or (v) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guarantor": each party to the Guarantee and Collateral Agreement other than the Borrower.

            "Incur": as defined in Section 6.2.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business) or relating to advance or progress payments, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": the last Business Day of each calendar month, commencing with the last Business Day of October 1997.

            "Intercreditor Agreement": an Intercreditor and Subordination Agreement. dated October 9, 1997 among the Subordinated Lenders (as defined therein), Holdings, the Borrower and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

            "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Liquidity Ratio": at any date, the ratio of (a) cash plus Cash Equivalents plus Consolidated Accounts Receivable at such date to (b) Consolidated Accounts Payable plus Indebtedness outstanding under lines of credit at such date, determined with respect to Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Loan": any Tranche A Term Loan or Tranche B Term Loan.

            "Loan Documents": this Agreement, the Security Documents and the Notes.

            "Loan Parties": Holdings, the Borrower and each Subsidiary of Holdings which is a party to a Loan Document.

            "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount": an amount payable by Holdings and/or its Subsidiaries in excess of $25,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mortgaged Properties": the real properties listed on Schedule 1.1B and any other real property subject to a Mortgage.

            "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "Non-Excluded Taxes": as defined in Section 2.10(a).

            "Non-U.S. Lender": as defined in Section 2.10(b).

            "Notes": the collective reference to any promissory note evidencing Loans.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans or the extensions of credit under a Permitted Line of Credit, as the case may be, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans or extensions of credit under a Permitted Line of Credit, as the case may be, and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Permitted Line of Credit, any Interest Rate Protection Agreement entered into with any

Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Participant": as defined in Section 11.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Lines of Credit": as defined in Section 6.2(e).

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prepayment Premium": for any prepayment of a Tranche B Term Loan, a premium (as liquidated damages and not as penalty) equal to (a) in the case of any such prepayment made within the one year period prior to the final stated maturity date (the "Maturity Date") of the Tranche B Term Loans, all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the relevant Lender to lenders of funds borrowed by it to make or carry its Tranche B Term Loan and losses sustained by the relevant Lender in connection with the re-employment of such funds) which the relevant Lender may incur with respect to its Tranche B Term Loan, or (b) in the case of any such prepayment made earlier than one year prior to the Maturity Date, the sum of the present values, each determined at the appropriate Discount Rate, of the excess, if any, of (i) the amount of interest computed at the Fixed Rate on the principal amount of the relevant Lender's Tranche B Term Loan (after giving effect to any scheduled amortization occurring prior to the first day of each Calculation Period) deemed to be due on the last day of each Calculation Period during the remaining term of the Tranche B Term Loans over (ii) the amount of each corresponding interest of payment computed according to the following formula:


                                       n=x
            PV             =           E              NET(n)
                                       n=1

                                       (Px(L-R))  x         Days(n) - Days(n)-1
                                                           ---------------------
                                                                    360
            NET(n)      =_________________________________
                                                           (Days(n) - Days0)
                                                           ----------------
                                                                 360

                                                  (1+Z(n))

            X = Number, or fraction thereof, of Calculation
                Periods from date of prepayment to date of final fixed maturity.

            P = Principal Prepaid.

            L = Fixed Rate.

                        R = Redeployment Rate.

Days(n)-Days(N-1)=      For each Calculation Period "n", the actual number of
                        days elapsed during that Calculation Period.

Days(n)-Days(0)=        For each Calculation Period "n", the actual number of
                        days elapsed from the date of prepayment to the last day of that Calculation Period.

                        Z = For each Calculation Period "n", the Discount Rate for that Calculation Period.


For the purposes of this definition:

                  "Calculation Period" shall mean each annual period commencing on the Closing Date and each anniversary thereof, except for the initial Calculation Period following prepayment, which shall commence on the date of such prepayment and end on the next following anniversary date of the Closing Date.

                  "Discount Rate" shall mean for each Calculation Period, the fixed per annum rate, as determined by the relevant Lender in its sole discretion on the date of such prepayment, that would be bid by a fixed rate payor under an arm's-length interest rate swap transaction having (i) a term approximately equal to such Calculation Period, (ii) a notional amount equal to the amount of such prepayment, (iii) a floating rate of LIBOR (determined by the relevant Lender in accordance with its customary practices) for the notional amount and (iv) a counterparty of creditworthiness acceptable to the relevant Lender.

                  "Fixed Rate" shall mean the fixed rate of interest with respect to the Tranche B Term Loans set forth in this Agreement.

                  "Redeployment Rate" shall mean, at any time, the fixed per annum rate (calculated on the basis of a single annual interest payment), as determined by the relevant Lender in its sole discretion on the date of any prepayment of the Tranche B Term Loans, that would be bid by a fixed rate payor under an arm's-length interest rate swap transaction having (i) a term approximately equal to the period commencing on the date of such prepayment and ending on the Maturity Date, (ii) a notional amount equal to the amount of such prepayment, (iii) a floating rate of LIBOR (determined by the relevant Lender in accordance with its customary practices) for the amount and (iv) a counterparty of creditworthiness acceptable to the relevant Lender.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 3.1(a).

                  "Projections": as defined in Section 5.2(c).

                  "Properties": as defined in Section 3.17.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

                  "Reference Lender": The Chase Manhattan Bank.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "Required Lenders": the holders of more than 65% of the outstanding principal amount of the Loans, or, at any time when there shall be less than three Lenders, each Lender.

                  "Required Prepayment Lenders": the holders of more than 65% of the outstanding principal amount of the Tranche A Term Loans, or, at any time when there shall be less than three Tranche A Term Loan Lenders, each Tranche A Term Loan Lender.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of Holdings or the Borrower, as the case may be, but in any event, with respect to financial matters, the chief financial officer of Holdings or the Borrower, as the case may be.

                  "Restricted Payments": as defined in Section 6.6.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Seller": Kolar Machine, Inc. a New York corporation.

                  "Seller Note": the collective reference to the promissory note dated October 9, 1997 in the amount of $4,000,000 issued by the Borrower to the Seller, together with any guarantee of Holdings in respect thereof.

                  "Seller Security Documents": the collective reference to the Guaranty Agreement, dated October 9, 1997 among Holdings, the Borrower, the Seller and Daniel Liguori; the Security Agreement, dated October 9, 1997 among Holdings, the Borrower and the Seller.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings (including, without limitation, the Borrower and its Subsidiaries).

                  "Tranche A Term Loan": as defined in Section 2.1.

                  "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche A Term Loan Commitments is $9,400,000.

                  "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made a Tranche A Term Loan.

                  "Tranche A Term Loan Percentage": as to Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "Tranche B Term Loan": as defined in Section 2.1.

                  "Tranche B Term Loan Commitment": as to Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Loan Commitments is $975,000.

                  "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "U.S. Taxes": as defined in Section 10.6(d).

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender.

            2.2 Procedure for Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the Loan or Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

            2.3 Repayment of Loans. (a) The Tranche A Term Loans shall mature in 16 consecutive quarterly installments payable on the last Business Day of each March, June, September and December, commencing on March 31, 1998 and ending on December 31, 2001, each of which shall be in an aggregate amount equal to $587,500.

            (b) The Tranche B Term Loans shall mature in 120 equal monthly installments payable on the dates and in the aggregate amounts set forth on
Schedule 2.3(b), and a final principal payment of the unpaid principal balance plus interest due and owing thereon on.

            2.4 Fees. (a) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

            (b) The Borrower agrees that in the event that the outstanding principal amount of the Loans is not reduced to $3,500,000 or less by March 31, 1999, then on March 31, 1999 the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an additional fee in the aggregate amount of $200,000.

            2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, subject to payment of the Prepayment Premium in the case of the Tranche B Term loans, upon irrevocable notice delivered to the Administrative Agent at least five Business Days prior thereto, which notice shall specify the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

            2.6 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if additional Capital Stock or Indebtedness shall be issued or Incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness Incurred in accordance with Section 6.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Tranche A Term Loans.

            (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall (i) receive Net Cash Proceeds from any Asset Sale or Recovery Event or (ii) receive any purchase price adjustment pursuant to the Acquisition Agreement then such Net Cash Proceeds or purchase price adjustment, as the case may be, shall be applied within 10 days after such date toward the prepayment of the Tranche A Term Loans.

            (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Tranche A Term Loans. Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of Holdings referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            2.7 Interest Rates and Payment Dates. (a) At any time when paragraphs (b) and (c) below are not applicable, the Tranche A Term Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (b) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of this Section 2.7 plus 2% and
(ii) if all or a portion of any interest payable on any Loan or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Tranche A Term Loans or Tranche B Term Loans, as the case may be, plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (c) (i) In all instances other than as described in paragraph (b) above, if requested by the Administrative Agent, at any time when an Event of Default shall have occurred and be continuing, the Tranche A Term Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin plus 2% and (ii) in all instances other than as described in paragraph (b) above, if requested by the Administrative Agent, at any time when an Event of Default shall have occurred and be continuing, the Tranche B Term Loans shall bear interest at a rate per annum equal to the amount set forth in paragraph (d) below plus 2%.

            (d) The Tranche B Term Loans shall bear interest at a rate per annum equal to 8.3%.

            (e) Interest in respect of the Tranche A Term Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section 2.7 shall be payable from time to time on demand.

            (f) Interest in respect of the Tranche B Term Loans shall be payable on the dates and in the amounts specified in Schedule 2.3(b), provided that interest accruing pursuant to paragraph (b) of this Section 2.7 shall be payable from time to time on demand..


            2.8 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

            2.9 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Tranche A Term Loan Percentages or Tranche B Term Loan Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, then held by the Lenders. The amount of each principal payment of the Loans pursuant to Section 2.5 or 2.6 shall be applied to reduce the then remaining installments of the Tranche A Term Loans or Tranche B Term Loans, as the case may be, in inverse order based upon the then remaining principal amount thereof. Amounts prepaid on account of the Loans may not be reborrowed.

            (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall have the right to charge any account maintained by the Borrower with the Administrative Agent to the extent necessary to make any such payment. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

            2.10 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of Section 2.10(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this
Section 2.10(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.10(b) that such Non-U.S. Lender is not legally able to deliver.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

            3.1 Financial Condition. (a) The unaudited pro forma consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as of June 30, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Seller Note to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings and the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as of June 30, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheet of Holdings as at December 31, 1996, and the related consolidated statements of income and of cash flows for the fiscal year ended on such dates, reported on by and accompanied by an unqualified report from Goldstein, Golub, Kessler & Company, P.C., present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings as at June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the 6-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the 6-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph (b). During the period from December 31, 1996 to and including the date hereof there has been no Disposition by Holdings or any of its Subsidiaries of any material part of its business or Property.

            3.2 No Change. Since December 31, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            3.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

            3.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            3.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 6.3.

            3.9 Intellectual Property. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

            3.10 Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.

            3.12 Labor Matters. There are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

            3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

            3.15 Subsidiaries. The Subsidiaries listed on Schedule 3.15 constitute all the Subsidiaries of Holdings at the date hereof.

            3.16 Use of Proceeds. The proceeds of the Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses.

            3.17 Environmental Matters.

            (a) The facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and to the best of their knowledge have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            (b) The Properties and all operations at the Properties are in material compliance, and have, to the best of their knowledge in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. Neither Holdings, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

            (c) Neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

            (d) To the best of Holdings and the Borrower's knowledge, since the date hereof Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Adverse Amount.

            (f) To the best of their knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, each of the representations and warranties contained in the Acquisition Agreement is true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            3.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

            (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

            3.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

            3.21 Senior Indebtedness. The obligations of each of holdings and the Borrower under the Loan documents to which it is a party, including without limitation, the Obligations, constitute "Senior Indebtedness" of each of Holdings and the Borrower under and as defined in the Intercreditor Agreement dated October 9, 1997.

            3.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                         SECTION 4. CONDITIONS PRECEDENT

            The agreement of each Lender to make the Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (iii) each of the Mortgages, executed and delivered by a duly authorized officer of each party thereto, and (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

            (b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions satisfactory to the
      Lenders:

                  (i) the consummation of the transactions described in the
            Acquisition Agreement (the "Acquisition"); and

                  (ii) the issuance of the Seller Note.

            (c) Pro Forma Balance Sheet; Financial Statements of Holdings. The Lenders shall have received (i) the Pro Forma Balance Sheet (ii) audited consolidated financial statements of Holdings for the 1995 and 1996 fiscal years and (iii) interim consolidated financial statements of Holdings for each fiscal quarter or month ended after December 31, 1996, certified by the chief financial officer of Holdings, and such financial statements shall not, in the judgment of the Lenders, reflect any adverse change in the consolidated financial condition of Holdings as reflected in the financial statements referred to in clause (iii) above.

            (d) Financial Statements of Seller. The Lenders shall have received
      (i) audited consolidated financial statements of Seller for the 1995 and 1996 fiscal years and (ii) interim consolidated financial statements of Seller for the fiscal quarter ended June 30, 1997 and such financial statements shall not, in the judgment of the Lenders, reflect any adverse change in the consolidated financial condition of the Seller as reflected in the financial statements referred to in clause (i) above.

            (e) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the Acquisition, the continuing operations of Holdings, the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

            (f) Lien Searches and Security. (i) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of Loan Parties except for liens permitted by Section 6.3.

                  (ii) Any and all Indebtedness of the Seller shall have been repaid in full and the Administrative Agent shall have received UCC-3's terminating (or assigning to the Administrative Agent for the pro-rata benefit of the Lenders as determined by the Administrative Agent and its counsel) such lenders security interest in the collateral.

            (g) Environmental Assessment. The Administrative Agent shall have received an environmental assessment with respect to the real properties of the Borrower specified by the Administrative Agent.

            (h) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $1,000,000.

            (i) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (j) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Snow Becker Krauss P.C., counsel to
            Holdings and its Subsidiaries, substantially in the form of Exhibit F; and

                  (ii) each legal opinion delivered in connection with the
            Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (k) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

            (l) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person, shall be in proper form for filing, registration or recordation.

            (m) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

            (ii) The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 4(m)(iii) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

            (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

            (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage
      (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
      (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

            (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 5.1(m)(iii) and a copy of all other material documents affecting the Mortgaged Properties.

            (n) Solvency Opinion. Intentionally Omitted.

            (o) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement except in the case of Holdings such requirements shall be satisfied no later than 5 days after the Closing Date.

            (p) Good Standing Certificates. The Administrative Agent shall have received good standing certificates in respect of the jurisdiction of incorporation of each Loan Party and each other jurisdiction where such Loan Party has material operations.

            (q) Change in Business. In the judgment of the Lenders, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, Holdings or the Seller since December 31, 1996.

            (r) Accounts. The Administrative Agent shall have received the most recent (to be dated within 30 days of the Closing Date) aging of accounts receivable (by account) of the Borrower, Holdings, and the Seller, in form and substance reasonably satisfactory to the Administrative Agent.

            (s) Prior Indebtedness. Any Indebtedness assumed by the Borrower in connection with the Acquisition shall be in amounts, and on terms, satisfactory to the Administrative Agent.

            (t) Employment Agreements. The Administrative Agent shall have received, in form and substance satisfactory to it, copies of all employment agreements and management consulting agreements relating to the Borrower and Holdings, including, without limitation, employment, consulting and restrictive covenant agreements between the Borrower and Mr. Daniel Liguori.

            (u) Leases. The Administrative Agent and the Lenders shall have received and be satisfied with the documents listed on Schedule 4(u) attached hereto, which shall include all material lease agreements affecting the Borrower, Holdings and the Seller which such schedule shall include without limitation the lessor, the lessee, the term of the lease, the annual lease expenditure, the expiration of the lease and whether such lease is an operating or a capital lease.

            (v) Fees and Expenses. All accrued fees and expenses (including the fees and disbursements of counsel billed to the Administrative Agent) shall have been paid.

            (w) Purchase Price; Acquisition Agreement. The purchase price under the Acquisition Agreement shall not exceed $13,000,000 (subject to the purchase price adjustment specified therein), inclusive of the principal amount of the Seller Note. The Administrative Agent shall be reasonably satisfied with the form and substance of the Acquisition Agreement. No provision of the Acquisition Agreement shall have been modified, and no waiver or consent shall have been granted by Holdings or the Borrower thereunder.

            (x) Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court of before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Administrative Agent and its counsel, would be likely to have a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, Holdings or the Seller or (ii) the acquisition contemplated by Acquisition Agreement and this Agreement.

            (y) Equity Offering. Holdings shall have received net proceeds from the exercise of warrants to purchase its common stock of not less than $2,000,000.

            (z) Key Man Insurance. The Administrative Agent shall have received a collateral assignment (including insurer acknowledgment) of a key man life insurance policy on the life of Mr. Daniel Liguori in an amount not less than $8,000,000.

            (aa) Intentionally omitted.

            (bb) Asset Valuation. The Administrative Agent, shall have received, and be satisfied with, the costs and valuations of assets purchased from the Seller under the Acquisition Agreement and all agreements relating thereto.

            (cc) Material Loan or Credit Agreements. The Administrative Agent, shall have received, and be satisfied with, all loan or credit agreements entered into by Holdings or the Borrower.

            (dd) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of the Closing Date as if made on and as of such date.

            (ee) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the making of the Loans requested to be made on the Closing Date.

            (ff) Miscellaneous. The Administrative Agent and the Lenders shall have received such other documents or information as the Administrative Agent and the Lenders shall reasonably request.

                        SECTION 5. AFFIRMATIVE COVENANTS

            Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

            5.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

            (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Goldstein, Golub, Kessler & Company, P.C. or other independent certified public accountants of nationally recognized standing and (ii) a copy of any management letter prepared by Holdings' or the Borrower's accountants; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

            (c) as soon as available, but in any event not later than 15 days after the Closing Date, consolidated financial statements of the Seller from January 1, 1997 through the Closing Date prepared on a "review" basis by the certified public accountant of the Seller reflecting a net worth of not less than $3,350,000 provided, however, that the Seller did not incur a net loss for its fiscal quarter ended September 30, 1997;

            (d) as soon as available, but in any event not later than 45 days after the Closing Date, audited interim consolidated financial statements of the Seller for the nine month period ending September 30, 1997, certified by Goldstein, Golub Kessler & Company, P.C and reflecting a net worth of not less than $3,350,000 provided, however, that the Seller did not incur a net loss for its fiscal quarter ended September 30, 1997;

            (e) as soon as available, but in any event not later than 45 days after the Closing Date, an unaudited proforma consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as of September 30, 1997 having been prepared giving effect to (i) the Acquisition, (ii) the Loans and Seller Note and (iii) payments of fees and expenses and reflecting a Tangible Net Worth of not less than $3,200,000;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            5.2 Certificates; Other Information. Furnish to the Administrative Agent and to each Lender or, in the case of clause (g), to the relevant Lender:

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, prepared by Holdings' accountants in the case of annual financial statements or by a Responsible Officer of Holdings in the case of quarterly financial statements, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

            (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of Holdings, a detailed consolidated and consolidating budget for the life of the Tranche A Term Loans (including a projected consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, and the related consolidated and consolidating statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal years (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d) within 90 days after the end of each fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

            (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Agreement, the Seller Security Documents or the Seller Note;

            (f) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings or the

      Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

            5.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Continue to engage in business of the same general type as now conducted by it,
(ii) preserve, renew and keep in full force and effect its corporate existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event fire, public liability, product liability, employee fidelity and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as shall be reasonably required by the Administrative Agent and (c) deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance concurrently with each delivery of audited annual financial statements pursuant to Section 5.1 and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

            5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon notice given reasonably in advance permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants. The aforementioned inspection rights shall include asset reviews of the books and records of the Borrower and Holdings to be performed by representatives of the Administrative Agent as required by the Administrative Agent and the Lenders in their sole discretion. The reasonable costs and expenses for one such asset review per year shall be for the account of the Borrower and Holdings. If there shall occur a Default or Event of Default, additional asset reviews, as required by the Required Lenders, shall be performed, the reasonable costs and expenses of which shall be for the account of the Borrower and Holdings.


            5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $25,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

            5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            5.9 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (b) or (c) below and (y) any Property subject to a Lien expressly permitted by Section 6.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real estate acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 6.3(g)), promptly (i) execute and deliver a first priority mortgage or deed of trust, as the case may be, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent (x) such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of its Subsidiaries and (y) such amendments to this Agreement as shall be deemed necessary by the Administrative Agent to reflect the existence of such Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            5.10 Interest Rate Protection Agreement. On or prior to October 31, 1997, the Borrower shall enter into an Interest Rate Protection Agreement covering a notional principal amount equal to 50% of the Tranche A Term Loans with counterparties and on such rate and other terms, conditions, and maturities as shall be reasonably satisfactory to the Administrative Agent and the Lenders.

            5.11 Landlord Waiver and Consent. Within 30 days from the Closing Date the Administrative agent shall have received a Landlord Waiver and Consent, from HeartLand Rental Properties, a New York corporation (the "Lessor"), satisfactory in form and substance to the Administrative Agent, in connection with the property leased by the Lessor to Holdings and located at 200 Executive Drive Edgewood, New York 11717.

                          SECTION 6. NEGATIVE COVENANTS

            Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            6.1 Financial Condition Covenants.

            (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period set forth below to exceed the ratio set forth below opposite such period:

                                                          Consolidated
                Period                                   Leverage Ratio
                ------                                   --------------
            Closing Date - 12/30/98                            1.75:1.0
            12/31/98 - 12/30/99                                1.25:1.0
            12/31/99 - 12/30/00                                0.75:1.0
            12/31/00 and thereafter                            0.50:1.0

            (b) Liquidity Ratio. Permit the Liquidity Ratio at any time during any period set forth below to be less than the ratio set forth below opposite such period:

                Period                                   Liquidity Ratio
                ------                                   ---------------
            Closing Date - 12/30/98                            1.25:1.0
            12/31/98 - 12/30/99                                1.50:1.0

            12/31/99 - 12/30/00                                1.75:1.0
            12/31/00 and thereafter                            2.00:1.0

            (c) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as at any time during any period set forth below to be less than the amount set forth below opposite such period:

                                                              Consolidated
                Period                                     Tangible Net Worth
                ------                                     ------------------
            Closing Date - 12/30/97                            $3,200,000
            12/31/97 - 12/30/98                                $3,300,000
            12/31/98- 12/30/99                                 $6,500,000

and for each comparable period thereafter commencing December 31 of a fiscal year through December 30 of the following fiscal year, an amount equal to the sum of $4,500,000 plus the actual Consolidated Tangible Net Worth as of December 31 of the immediately preceding fiscal year; provided, however, that upon receipt by the Administrative Agent of the financial statements referred to in
Section 5.1(e), the Administrative Agent shall have the right to adjust the negative covenant level, in a positive amount, commensurate with the original amounts set forth above which were based on the financial statements reviewed by the Administrative Agent pursuant to Section 3.1(a).

            (d) Consolidated Debt Service Ratio. Permit the Consolidated Debt Service Ratio for any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                            Consolidated Debt
                Period                                        Service Ratio
                ------                                        -------------
            Closing Date - 12/30/99                             1.25:1.0
            12/31/99 and thereafter                             1.50:1.0

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of Holdings ending December 31, 1997, March 31, 1998 and June 30, 1998, Consolidated Cash Flow attributable to the Borrower and Consolidated Interest Expense, as the case may be, for the relevant period shall be deemed to equal Consolidated Cash Flow attributable to the Borrower or Consolidated Interest Expense, as the case may be, for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.


            (e) Consolidated Senior Funded Indebtedness Ratio. Permit the ratio of Consolidated Senior Funded Indebtedness to Consolidated Cash Flow as at the last day of any period of four consecutive fiscal quarters of Holdings ending during any period with any fiscal quarter set forth below to exceed the ratio set forth below opposite such period:

                                                       Consolidated
                Period                        Senior Funded Indebtedness Ratio
                ------                        --------------------------------
            Closing Date - 12/30/98                      4.50:1.0
            12/31/98 - 12/30/99                          2.00:1.0
            12/31/99 - 12/30/00                          1.50:1.0
            12/31/00 and thereafter                      1.00:1.0

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of Holdings ending December 31, 1997, March 31, 1998 and June 30, 1998, Consolidated Cash Flow attributable to the Borrower for the relevant period shall be deemed to equal Consolidated Cash Flow attributable to the Borrower for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

            (f) Consolidated Lease Expense. Permit Consolidated Lease Expense to exceed $500,000 during any fiscal year of Holdings.

            6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness secured by Liens permitted by Section 6.3(g) in an aggregate principal amount not to exceed $750,000 at any one time outstanding;

            (c) Intentionally Omitted.

            (d) subordinated Indebtedness of Holdings and the Borrower in respect of the Seller Note in an aggregate principal amount not to exceed $4,000,000;

            (e) Indebtedness incurred under lines of credit ("Permitted Lines of Credit") from one or more Lenders in an aggregate principal amount not to exceed $1,000,000 at any one time provided that the outstanding amount thereof shall be reduced to zero for at least 30 consecutive days during each fiscal year of Holdings;

            (f) Indebtedness incurred pursuant to any Interest Rate Protection Agreement in respect of the Tranche A Term Loans; and

            (g) Indebtedness resulting from intercompany loans made by Holdings to the Borrower or by the Borrower to Holdings.

            6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

            (f) Liens in existence on the date hereof listed on Schedule 6.3(f);

            (g) Liens securing Indebtedness of Holdings or any of its Subsidiaries incurred pursuant to Section 6.2(b) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of such Indebtedness shall not exceed 100% of the purchase price of such assets;

            (h) Liens created pursuant to the Security Documents or the Seller Security Documents; and

            (i) any interest or title of a lessor under any lease entered into by Holdings or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased.

            6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation); and

            (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower.

            6.5 Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) (i) the Disposition of obsolete or worn out property in the ordinary course of business and (ii) the sale of receivables in the ordinary course of business to collection agencies for the purpose of collecting overdue amounts owing in respect thereof, so long as the aggregate value of all Property sold pursuant to this paragraph (a) does not exceed $10,000 in any fiscal year of Holdings;

            (b) the sale of inventory in the ordinary course of business; and

            (c) Dispositions permitted by Section 6.4(b).

            6.6 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Holdings, the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

            (a) any Subsidiary may make Restricted Payments to the Borrower; and

            (b) the Borrower may pay dividends to Holdings.

            6.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of Holdings and its Subsidiaries in the ordinary course of business not exceeding $750,000 in the aggregate in any fiscal year of Holdings.

            6.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (including by way of guaranty in favor of third parties) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) Guarantee Obligations permitted by Section 6.2(a) or 6.2(d);

            (d) the Acquisition; and

            (e) loans, advances and investments between Holdings and the Borrower.

            6.9 Limitation on Payments and Modifications with respect to Seller Note, Seller Security Documents, the Employment Agreement and Acquisition Agreement. (a) Make or offer to make any optional payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to any Indebtedness (other than (i) Indebtedness under any Loan Document or (ii) Indebtedness incurred pursuant to Section 6.2(e)) or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Seller Note, the Seller Security Documents, the Employment Agreement or the Acquisition Agreement.

            6.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings or the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            6.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary.

            6.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings or the Borrower to end on a day other than December 31 or change Holdings' or the Borrower's method of determining fiscal quarters.

            6.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

            6.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under the Loan Documents.

            6.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Holdings and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

            6.16 Limitation on Change in Accounting Treatment. Change its accounting treatment or reporting practices except as required by changes in GAAP.

                          SECTION 7. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof and (ii) any interest thereon or any other amount payable hereunder or under any other Loan Document within two business days when due in accordance with the terms hereof or thereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) (i) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraph (a) or (b) of this Section) or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

            (d) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or
      (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
      (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
      (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000; or

            (e) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (g) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (h) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (i) The guarantee contained in Section 9 hereof or in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (j) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 5% of the outstanding common stock of Holdings;
      (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iv) any direct or indirect parent of Holdings or the Borrower (other than Holdings) shall be created unless (x) such parent becomes a party to the Guarantee and Collateral Agreement as a guarantor and a grantor and (y) such amendments to the Loan Documents as the Required Lenders shall request shall be entered into (including, in any event, amendments subjecting such parent and its subsidiaries to the covenants contained herein); or

            (k) the Seller Note or any guarantee thereof shall cease, for any reason, to be validly subordinated to the obligations of the relevant Loan Party under the Loan Documents to which it is a party to the extent provided in the Intercreditor Agreement or the Seller, any Loan Party or any of their respective Affiliate's shall so assert; or

            (l) the Borrower shall fail to maintain a key man life insurance policy on the life of Mr. Daniel Liguori for the period covering the Employment Agreement (such Employment Agreement may not be amended without the prior written consent of the Administrative Agent) in an amount at least equal to the aggregate outstanding principal amount of the Tranche A Term Loans as of the last day of the most recently ended fiscal year of Holdings; or

            (m) (i) Mr. Daniel Liguori shall cease to manage or oversee the day-to-day operations of the Borrower at any time on or prior to the third anniversary of the Closing Date or (ii) Mr. Arthur August shall cease to manage or oversee the day-to-day operations of Holdings at any time during the term of this Agreement;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above with respect to the Borrower, automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, together with, in the case of the Tranche B Term Loans, the Prepayment Premium, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                       SECTION 8. THE ADMINISTRATIVE AGENT

            8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agents nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Tranche A Term Loan Percentages and Tranche B Term Loan Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            8.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of Holdings or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

                              SECTION 9. GUARANTEE

            9.1 Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 9. The guarantee contained in this
Section 9, subject to Section 9.5, shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

            Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 9, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 9 for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this Section 9 which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 9.5, the Obligations are paid in full and the Commitments are terminated.

            9.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 9, Holdings hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Section 9 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against the Borrower or against the Administrative Agent or any Lender for the payment of the Obligations, until the Obligations shall have been paid in full, and the Commitments shall have been terminated. Holdings hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with the guarantee contained in this Section 9, until the Obligations shall have been paid in full, and the Commitments shall have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to Holdings on account of any of the rights waived in this Section 9.2, such amount shall be held by Holdings in trust, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 9.2 shall survive the term of the guarantee contained in this Section 9 and the payment in full of the Obligations and the termination of the Commitments.

            9.3 Amendments, etc. with respect to the Obligations. Holdings shall remain obligated under this Section 9 notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 9 or any property subject thereto.

            9.4 Guarantee Absolute and Unconditional. Holdings waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 9 or acceptance of the guarantee contained in this Section 9; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 9; and all dealings between the Borrower or Holdings, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 9. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or Holdings with respect to the Obligations. The guarantee contained in this Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Holdings under the guarantee contained in this Section 9, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 9 against Holdings, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Holdings of any liability under this Section 9, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Holdings.

            9.5 Reinstatement. The guarantee contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

            9.6 Payments. Holdings hereby agrees that any payments in respect of the Obligations pursuant to this Section 9 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 10.2.

                            SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest without the consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Documents or release any Collateral or any guarantee of the Obligation's, in each case without the written consent of all Lenders or (iii) amend, modify or waive any provision of
Section 8 without the consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telescope), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telescope notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

      Holdings:                     CPI Aerostructures, Inc.
                                    200A Executive Drive
                                    Edgewood, NY 11717
                                    Attn: Arthur August, President
                                    Telecopier No.: (516) 586-5840


      The Borrower:                 Kolar, Inc.
                                    200A Executive Drive
                                    Edgewood, NY 11717
                                    Attn: Arthur August, President
                                    Telecopier No.: (516) 586-5840


      The Administrative Agent:     The Chase Manhattan Bank
                                    395 North Service Road
                                    Suite 302
                                    Melville, New York 11747
                                    Attn: Relationship Manager - CPI
                                          Aerostructures, Inc.

      If to the Mortgagee:          The Chase Manhattan Bank
                                    Real Estate Finance Unit
                                    270 Park Avenue - 43rd Floor
                                    New York, New York 10017


      With a copy to:               The Chase Manhattan Bank
                                    Legal Department
                                    270 Park Avenue - 39th Floor
                                    New York, New York 10017
      Attention:                    Robert B. Lynch

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative

Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnity") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the Acquisition, the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnity with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnity. The agreements in this
Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.10 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent

(which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Any such assignment shall be ratable as between the Facilities unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

            (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement..

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

            (f) (i) The Loans made by each Lender shall be evidenced by a Note issued by the Borrower, substantially in the form of Exhibit G, payable to the order of such Lender (or, if required by such Lender, payable to such Lender or its registered assigns (an "Alternative Note")). Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

            (ii) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing such Obligations for an Alternative Note. Alternative Notes may not be exchanged for promissory notes that are not Alternative Notes. Each Non-U.S. Lender that holds Alternative Note(s) (an "Alternative Noteholder") (or, if such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by Section 2.10(b). An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by

(or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligations evidenced thereby shall be effective unless it has been recorded in the Register.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower. Each Lender agrees promptly to notify Holdings, the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telescope), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section
      10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

            10.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

            10.14 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               CPI AEROSTRUCTURES, INC.


                               By:
                                   ---------------------------------
                                   Name:
                                   Title:


                               KOLAR, INC.

                               By:
                                   ---------------------------------
                                   Name:
                                   Title:


                               The CHASE MANHATTAN BANK, as Administrative Agent and as a Lender

                               By:
                                   ---------------------------------
                                   Name:
                                   Title:

                                                                         Annex A

                    PRICING GRID FOR THE TRANCHE A TERM LOANS

================================================================================
  Consolidated Tangible       Consolidated Leverage Ratio     Applicable Margin
        Net Worth
--------------------------------------------------------------------------------
  less than or equal to          greater than 1.0 to 1.0             1.50%
        $7,500,000
--------------------------------------------------------------------------------
 greater than $7,500,000      less than or equal to 1.0 to           1.25%
and less than or equal to     1.0 and greater than 0.6 to
       $12,000,000                        1.0
--------------------------------------------------------------------------------
 greater than $12,000,000     less than or equal to 0.6 to           0%
                                          1.0
================================================================================

Changes in the Applicable Margin resulting from changes in Consolidated Tangible Net Worth and the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is five Business Days after the date which audited annual financial statements (together with the requisite Compliance Certificate) are delivered to the Lenders pursuant to Section 5.1 (but in any event not later than the 90th day after the end of each fiscal year) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time period specified above, then, until such financial statements are delivered, Consolidated Tangible Net Worth and the Consolidated Leverage Ratio as at the end of the fiscal year that would have been covered thereby shall for the purposes of this paragraph be deemed to be less than $7,500,000 and greater than
1.0 to 1.0, respectively. In addition, at all times while a Default or an Event of Default shall have occurred and be continuing, Consolidated Tangible Net Worth and the Consolidated Leverage Ratio shall for the purposes of this paragraph be deemed to be less than $7,500,000 and greater than 1.0 to 1.0, respectively. If on any Adjustment Date Consolidated Tangible Net Worth and the Consolidated Leverage Ratio would result in different Applicable Margins, the higher Applicable Margin shall govern.

                                                                  EXECUTION COPY



================================================================================

                                   $10,375,000

                                CREDIT AGREEMENT

                                      among

                            CPI AEROSTRUCTURES, INC.

                                  KOLAR, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,
                                       and
                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                           Dated as of October 9, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1. DEFINITIONS.......................................................33
      1.1  Defined Terms.....................................................33
      1.2  Other Definitional Provisions.....................................45

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS...................................45
      2.1  Commitments.......................................................45
      2.2  Procedure for Borrowing...........................................46
      2.3  Repayment of Loans................................................46
      2.4  Fees.   ..........................................................46
      2.5  Optional Prepayments..............................................46
      2.6  Mandatory Prepayments.............................................46
      2.7  Interest Rates and Payment Dates..................................47
      2.8  Computation of Interest and Fees..................................47
      2.9  Pro Rata Treatment and Payments...................................47
      2.10 Taxes  ...........................................................48

SECTION 3. REPRESENTATIONS AND WARRANTIES....................................49
      3.1  Financial Condition...............................................49
      3.2  No Change.........................................................49
      3.3  Corporate Existence; Compliance with Law..........................49
      3.4  Corporate Power; Authorization; Enforceable Obligations...........50
      3.5  No Legal Bar......................................................50
      3.6  No Material Litigation............................................50
      3.7  No Default........................................................50
      3.8  Ownership of Property; Liens......................................50
      3.9  Intellectual Property.............................................50
      3.10 Taxes  ...........................................................50
      3.11 Federal Regulations...............................................51
      3.12 Labor Matters.....................................................51
      3.13 ERISA  ...........................................................51
      3.14 Investment Company Act; Other Regulations.........................51
      3.15 Subsidiaries......................................................51
      3.16 Use of Proceeds...................................................51
      3.17 Environmental Matters.............................................51
      3.18 Accuracy of Information, etc......................................52
      3.19 Security Documents................................................53
      3.20 Solvency..........................................................53
      3.21 Senior Indebtedness...............................................53
      3.22 Regulation H......................................................53

SECTION 4. CONDITIONS PRECEDENT..............................................53
                             ................................................53

SECTION 5. AFFIRMATIVE COVENANTS.............................................57
      5.1  Financial Statements..............................................57
      5.2  Certificates; Other Information...................................58
      5.3  Payment of Obligations............................................59
      5.4  Conduct of Business and Maintenance of Existence, etc. ...........59

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      5.5  Maintenance of Property; Insurance................................59
      5.6  Inspection of Property; Books and Records; Discussions............60
      5.7  Notices ..........................................................60
      5.8  Environmental Laws................................................61
      5.9  Additional Collateral, etc........................................61
      5.10 Interest Rate Protection Agreement................................62
      5.11 LandLord Waiver and Consent.......................................62

SECTION 6.  NEGATIVE COVENANTS...............................................62
      6.1  Financial Condition Covenants.....................................62
      6.2  Limitation on Indebtedness........................................63
      6.3  Limitation on Liens...............................................64
      6.4  Limitation on Fundamental Changes.................................65
      6.5  Limitation on Sale of Assets......................................65
      6.6  Limitation on Dividends...........................................65
      6.7  Limitation on Capital Expenditures................................65
      6.8  Limitation on Investments, Loans and Advances.....................65
      6.9  Limitation on Payments and Modifications with respect to Seller
                 Note, Seller Security Documents, the Employment Agreement
                 and Acquisition Agreement. .................................66
      6.10 Limitation on Transactions with Affiliates........................66
      6.11 Limitation on Sales and Leasebacks................................66
      6.12 Limitation on Changes in Fiscal Periods...........................66
      6.13 Limitation on Negative Pledge Clauses.............................66
      6.14 Limitation on Restrictions on Subsidiary Distributions............66
      6.15 Limitation on Lines of Business...................................66
      6.16 Limitation on Change in Accounting Treatment......................66

SECTION 7. EVENTS OF DEFAULT.................................................67

SECTION 8. THE ADMINISTRATIVE AGENT..........................................69
      8.1  Appointment.......................................................69
      8.2  Delegation of Duties..............................................69
      8.3  Exculpatory Provisions............................................69
      8.4  Reliance by Administrative Agent..................................70
      8.5  Notice of Default.................................................70
      8.6  Non-Reliance on Administrative Agent and Other Lenders............70
      8.7  Indemnification...................................................71
      8.8  Administrative Agent in Its Individual Capacity...................71
      8.9  Successor Administrative Agent....................................71
      8.10 Authorization to Release Liens....................................71

SECTION 9. GUARANTEE.........................................................71
      9.1  Guarantee.........................................................71
      9.2  No Subrogation, Contribution, Reimbursement or Indemnity..........72
      9.3  Amendments, etc. with respect to the Obligations..................72
      9.4  Guarantee Absolute and Unconditional..............................73
      9.5  Reinstatement.....................................................73
      9.6  Payments..........................................................73

SECTION 10. MISCELLANEOUS....................................................73
      10.1 Amendments and Waivers............................................73
      10.2 Notices...........................................................74
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      10.3  No Waiver; Cumulative Remedies...................................75
      10.4  Survival of Representations and Warranties.......................75
      10.5  Payment of Expenses and Taxes....................................75
      10.6  Successors and Assigns; Participations and Assignments...........76
      10.7  Adjustments; Set-off.............................................77
      10.8  Counterparts.....................................................78
      10.9  Severability.....................................................78
      10.10  Integration.....................................................78
      10.11  GOVERNING LAW...................................................78
      10.12  Submission To Jurisdiction; Waivers.............................78
      10.13  Acknowledgments.................................................79
      10.14  WAIVERS OF JURY TRIAL...........................................79
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SCHEDULES:
----------

1.1A                     Commitments
1.1B                     Mortgaged Property
2.3(b)                   Tranche B Payments
3.15                     Subsidiaries
3.19(a)                  UCC Filing Jurisdictions
3.19(b)                  Mortgage Filing Jurisdictions
4(u)                     Leases
6.2(c)                   Existing Indebtedness
6.3(f)                   Existing Liens

EXHIBITS:
---------

A                        Form of Guarantee and Collateral Agreement
B                        Form of Compliance Certificate
C                        Form of Closing Certificate
D                        Form of Mortgage
E                        Form of Assignment and Acceptance
F                        Form of Legal Opinion of Snow Becker Krauss
G                        Form of Term Note